Exhibit 3.608

Form BCA-2.10
(Rev. Jan. 1995)
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order payable to “Secretary of State.”
ARTICLES OF INCORPORATION
This space for use by Secretary of State
FILED
JAN 26 1996
GEORGE H. RYAN
SECRETARY OF STATE
SUBMIT IN DUPLICATE!
This space for use by
Secretary of State
Date 1-26-96

Franchise Tax	$25
Filing Fee	$75

$100
Approved: /s/ [ILLEGIBLE]

1.	CORPORATE NAME: LEE COUNTY LANDFILL, INC.

(The corporate name must contain the word “corporation”, “company”, “incorporated”, “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T CORPORATION SYSTEM
		First Name:	Middle Initial	Last Name

	Initial Registered Office:	c/o C T CORPORATION SYSTEM, 208 S. La Salle Street
		Number	Street	Suite #

		Chicago,	IL 60604	Cook
		City	Zip Code	County
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized to do business under the Illinois Business Corporation Act of 1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor

Common	$0.01	1,000	1,000	$10.00

TOTAL				$10.00
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
96149483

EXPEDITED
JAN 26 1996
(ILL. – 548 – 12/27/94)	(over)	SECRETARY OF STATE
C T System

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: ________________ .

		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, Zip

6.	OPTIONAL	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES ) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated January 25, 1996.

Signature and Name

1.	/s/ Mary Janiszewski

Signature

Mary Janiszewski

(Type of Print Name)

2.

Signature

(Type or Print Name)

3.

Signature

(Type or Print Name)

Address

1.	208 S. LaSalle St.

Street

	Chicago	IL	60604

	City/Town	State	Zip Code

2.

Street

	City/Town	State	Zip Code

3.

Street

	City/Town	State	Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
FEE SCHEDULE
96149483
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523

C-162.12	BOX 170